UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11440 West Bernardo Court, Suite 220

San Diego, California 92127

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 31, 2018, in connection with the acquisition of the property located at Lot 1, Hopping Brook Road, Holliston, Massachusetts (the "Property") from PharmaCannis Massachusetts Inc. ("Tenant"), a wholly owned subsidiary of PharmaCann LLC, described below in Item 2.01, IIP-MA 1 LLC ("Landlord"), a wholly owned subsidiary of IIP Operating Partnership, LP (the "Operating Partnership"), the operating partnership subsidiary of Innovative Industrial Properties, Inc. (the "Company"), entered into a triple-net lease (the "Lease") with Tenant for the entire Property. The Lease provides that Tenant is responsible for paying all structural repairs, maintenance expenses, insurance and taxes related to the Property. The Lease term is 15.25 years, with two options to extend the term of the Lease for two additional five-year periods. Tenant intends to operate the Property as a cannabis cultivation and processing facility upon completion of development.

Also on May 31, 2018, Tenant, Landlord and the Operating Partnership entered into a Development Agreement (the "Development Agreement"), pursuant to which Tenant is responsible for the development of an approximately 32,000 square foot greenhouse facility and an approximately 26,000 square foot industrial facility on the Property. Pursuant to the Development Agreement, Landlord is obligated to reimburse Tenant for costs of development of up to $15.5 million (the "Construction Funding"), subject to the satisfaction of certain conditions contained therein.

The initial annualized base rent (the "Base Rent") under the Lease is $2,682,500, payable monthly, which is equal to 14.5% of the purchase price of the Property ($3.0 million) and the maximum Construction Funding made available under the Development Agreement ($15.5 million). The Base Rent will be abated for the first six months of the Lease term and is subject to annual increases of 3.25% during the Lease term. Tenant is also responsible for paying the Company a property management fee equal to 1.5% of the then-current Base Rent under the Lease.

Pursuant to the Lease, Tenant delivered to Landlord an initial security deposit of $108,750 in cash at the execution of the Lease. The security deposit shall increase for each draw of the Construction Funding in an amount equal to three months of the corresponding increase in Base Rent, and the full security deposit of $670,625 shall be funded no later than the date that is 15 months following the commencement date of the Lease.

In addition, any entity affiliated with Tenant and operating in the cannabis industry, including any entity formed during the term of the Lease, shall enter into a full guaranty with respect to Tenant's obligations under the Lease.

Under the Lease, Tenant has an option to purchase the Property at the end of the initial term of the Lease at a price equal to the greatest of (a) the fair market value of the Property as determined by appraisal; (b) the value determined by dividing the then-current Base Rent by 8%; and (c) Landlord's total investment in the Property (including the purchase price of the Property, the Construction Funding made by Landlord to Tenant and any additional investment in the Property made by Landlord), indexed to inflation.

The foregoing descriptions of the Lease and the Development Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Lease and Development Agreement, which are filed as exhibits to this report and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 31, 2018, the Company, through Landlord, completed the acquisition of the Property for $3.0 million. If the Company funds the full amount of the Construction Funding under the Development Agreement as described above, the Company's total investment in the Property is expected to be $18.5 million.

Item 7.01 Regulation FD Disclosure.

On May 31, 2018, the Company issued a press release regarding the closing of the acquisition of the Property. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

In connection with the Company’s acquisition of the Property, the Company is updating and adding the following risk factors to supplement those risks previously disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017.

We face significant risks associated with the development and redevelopment of properties that we acquire.

We may, from time to time, engage in development or redevelopment of properties that we acquire. Development and redevelopment activities entail risks that could adversely impact our financial condition and results of operations, including:

•	construction costs, which may exceed our original estimates due to increases in materials, labor or other costs, which could make the project less profitable;
•	permitting or construction delays, which may result in increased project costs, as well as deferred revenue;
•	unavailability of raw materials when needed, which may result in project delays, stoppages or interruptions, which could make the project less profitable;
•	claims for warranty, product liability and construction defects after a property has been built;
•	health and safety incidents and site accidents;
•	poor performance or nonperformance by, or disputes with, any of our contractors, subcontractors or other third parties on whom we rely;
•	unforeseen engineering, environmental or geological problems, which may result in delays or increased costs;
•	labor stoppages, slowdowns or interruptions;
•	liabilities, expenses or project delays, stoppages or interruptions as a result of challenges by third parties in legal proceedings; and
•	weather-related and geological interference, including landslides, earthquakes, floods, drought, wildfires and other events, which may result in delays or increased costs.

On May 31, 2018, we executed a development agreement with a subsidiary of PharmaCann LLC for the ground-up construction of a medical-use cannabis cultivation facility at our Massachusetts property, for which we have agreed to provide funding for construction of up to $15.5 million.

Failure to complete development or redevelopment activities on budget or on schedule may adversely affect our financial condition and results of operations and the ability of our tenants at such properties to make payments under their leases with us, including our lease with the PharmaCann subsidiary at our Massachusetts property.

If our tenants engage in operations for the adult-use cannabis industry in addition to or in lieu of operations for the medical-use cannabis industry, our tenants, we and our properties may be subject to additional risks associated with such adult-use cannabis operations.

Our existing leases at our properties do not, and we expect that leases that we enter into with future tenants at other properties we acquire will not, prohibit cannabis cultivation for adult-use that is permissible under state and local laws where our facilities are located, which may subject our tenants, us and our properties to different and greater risks, including those related to enforcement of federal laws. In addition, while we may purchase properties in states that only permit medical-use cannabis at the time of acquisition, such states may in the future authorize by state legislation or popular vote the legalization of adult-use cannabis, thus permitting our tenants to engage in adult-use cannabis operations at our properties. For example, the voters of the Commonwealth of Massachusetts passed an initiative to legalize cannabis for adult-use in 2016, having previously voted to legalize medical-use cannabis in 2012. First sales under Massachusetts' adult-use cannabis program are expected to occur in 2018. Our existing lease at our Massachusetts property does not prohibit our tenant from conducting adult-use cannabis cultivation, processing or dispensing that is permissible under state and local laws.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit

10.1	Lease Agreement, dated as of May 31, 2018, between IIP-MA 1 LLC and PharmaCannis Massachusetts Inc.

10.2	Development Agreement, dated as of May 31, 2018, between PharmaCannis Massachusetts Inc., IIP-MA 1 LLC and IIP Operating Partnership, LP.

99.1	Press release issued by Innovative Industrial Properties, Inc. on May 31, 2018.

Forward-Looking Statements

This report contains statements that the Company believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts, including, without limitation, statements regarding the Property, the Development Agreement, the Lease and PharmaCann and its subsidiaries, are forward looking statements. When used in this report, words such as the Company “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2018	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Catherine Hastings
	Name:	Catherine Hastings
	Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	Lease Agreement, dated as of May 31, 2018, between IIP-MA 1 LLC and PharmaCannis Massachusetts Inc.

10.2	Development Agreement, dated as of May 31, 2018, between PharmaCannis Massachusetts Inc., IIP-MA 1 LLC and IIP Operating Partnership, LP.

99.1	Press release issued by Innovative Industrial Properties, Inc. on May 31, 2018.